                                                                    EXHIBIT 4.1

THIS COMMON STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE. THIS COMMON STOCK WARRANT MAY NOT BE SOLD, OFFERED, ASSIGNED OR TRANSFERRED UNLESS THE WARRANT IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH OFFERS, SALES, ASSIGNMENTS AND TRANSFERS ARE MADE PURSUANT TO THE AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                      ARDIS Telecom & Technologies, Inc.

                         COMMON STOCK PURCHASE WARRANT

                                                         DATED:  April 26, 1999

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Number of Common Shares:      20,000              Holder:   W. Thomas Rinehart
Purchase Price:               $0.45 per share               700 Freeling Drive
Expiration Date:              May 1, 2001                   Sarasota, FL  34242

             For identification only. The governing terms of this
                         Warrant are set forth below.
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     ARDIS Telecom & Technologies, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, W. Thomas Rinehart (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time prior to May 1, 2001 (the "Exercise Period"), at the Purchase Price hereinafter set forth, Twenty Thousand (20,000) fully paid and nonassessable shares of Common Stock (as hereinafter defined) of the Company. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. This Warrant has been delivered by the Company pursuant to the terms of the Consulting Agreement between the Holder, the Company and RDST, Inc., a Texas corporation and wholly-owned subsidiary of the Company.

     The purchase price per share of Common Stock issuable upon exercise of this Warrant (the "Purchase Price") shall initially be $0.45; provided, however, that the Purchase Price shall be adjusted from time to time as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

           (a) The term "Company" shall mean ARDIS Telecom & Technologies, Inc. and any entity that shall succeed or assume the obligations of such corporation hereunder.

           (b) The term "Common Stock" means the Company's common stock, .001 par value per share.

           (c) The term "Warrant Shares" means as of any date during the Exercise Period, that number of shares of Common Stock which shall be exercisable by the Holder hereof pursuant to the terms of this Warrant.

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COMMON STOCK PURCHASE WARRANT - Page 1
(ARDIS Telecom & Technologies, Inc.)

     1.    Exercise of Warrant.

           1.1. Method of Exercise. This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period for up to, but not more than, the number of Warrant Shares at such time, by the Holder hereof by delivery to the Company at its principal office of (i) a notice of exercise (a "Notice of Exercise") substantially in the form attached hereto as Exhibit A, (ii) evidence satisfactory to the Company of the authority of the person executing such Notice of Exercise, (iii) this Warrant, and (iv) payment of the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "Exercise Price"). Payment of the Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to the account of the Company. The shares so purchased shall be deemed to be issued as of the close of business on the date on which the Company shall have received from the Holder payment in full of the Exercise Price and the other documents referred to herein (the "Exercise Date").

           1.2. Regulation D Restrictions. The Holder hereof represents and warrants to the Company that it has acquired this Warrant and anticipates acquiring the shares of Common Stock issuable upon exercise of the Warrant solely for its own account for investment purposes and not with a view to or for distributing such securities unless such distribution has been registered with the Securities and Exchange Commission or an applicable exemption is available therefor. At the time this Warrant is exercised, the Company may require the Holder to state in the Notice of Exercise such representations concerning the Holder as are necessary or appropriate to assure compliance by the Holder with the Securities Act.

     2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the Holder a certificate for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then applicable Purchase Price, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

     3. Adjustments on Certain Capital Transactions. On the occurrence of any of the following events, the following adjustments to the rights granted under this Warrant shall be made:

           3.1. In case the number of outstanding shares of Common Stock of the Company shall be increased by way of a stock dividend, stock split, recapitalization, or other similar means, the number of unexercised shares of Common Stock covered by this Warrant shall be increased by the amount that a like number of shares of outstanding Common Stock shall have been increased as a result of such stock increase and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock increase by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant immediately prior to such stock increase and

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COMMON STOCK PURCHASE WARRANT - Page 2
(ARDIS Telecom & Technologies, Inc.)

     the denominator of which shall be the number of unexercised shares of Common Stock covered by this Warrant as adjusted for such stock increase.

           3.2. In case the number of outstanding shares of Common Stock of the Company shall be reduced by recapitalization, reverse stock split or otherwise, the number of unexercised shares covered by this Warrant shall be reduced by the amount that a like number of shares of outstanding Common Stock shall have been reduced as a result of such stock reduction and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock reduction by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant immediately prior to such stock reduction and the denominator of which shall be the number of unexercised shares covered by this Warrant as adjusted for such stock reduction.

           3.3. In case the Company shall consolidate with or merge into another corporation, the holder of this Warrant will thereafter receive, upon the exercise thereof in accordance with the terms of this Warrant, the securities or property to which the holder of the number of shares of Common Stock then deliverable upon the exercise of this Warrant would have been entitled upon such consolidation or merger ("Other Securities") and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

     4. Rights as a Shareholder. Holder shall not have any rights as a shareholder of the Company with respect to the shares subject to this Warrant.

     5. Securities Law Requirements. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities or blue sky laws. Accordingly, upon (a) any transfer of this Warrant, any transferee of this Warrant or (b) the exercise of this Warrant in whole or in part, and if the Warrant Shares have not been registered under the Securities Act, Holder or any other person exercising this Warrant shall, as applicable, represent and agree in writing satisfactory to the Company that Holder or such other person (a) is acquiring the shares for the purpose of investment and not with a view to distribution thereof, (b) knows the shares have not been registered under the Securities Act or any state securities or blue sky laws,
(c) understands that he must bear the economic risk of said investment for an indefinite period of time until the shares are registered under the Securities Act and applicable state securities or blue sky laws or an exemption from such registration is available, and (d) will not solicit any offer to sell or sell all or any portion of the shares other than pursuant to an opinion of counsel reasonably satisfactory to the Company.



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COMMON STOCK PURCHASE WARRANT - Page 3
(ARDIS Telecom & Technologies, Inc.)

     6. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

     7. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

     8. Notices, etc. All notices and other communications hereunder shall be personally delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, at such address of facsimile numbers as may have been furnished to each party by the other in writing.

     9. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                           [SIGNATURE PAGE FOLLOWS]





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COMMON STOCK PURCHASE WARRANT - Page 4
(ARDIS Telecom & Technologies, Inc.)

     DATED as of April 26, 1999.

                                        ARDIS Telecom & Technologies, Inc.



                                        By:       /s/ Roger D. Bryant
                                            -----------------------------------
                                        Name:     Roger D. Bryant
                                              ---------------------------------
                                        Title:    President
                                               --------------------------------

                                        Address:  8100 Jetstar Drive, Suite 100
                                                  Irving, Texas  75063
                                                  Fax: (972) 929-1616



                                        HOLDER:
                                        ------



                                        /s/ W. Thomas Rinehart
                                        ---------------------------------------
                                        W. Thomas Rinehart







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COMMON STOCK PURCHASE WARRANT - Page 5
(ARDIS Telecom & Technologies, Inc.)

                                   EXHIBIT A


                     FORM OF NOTICE OF EXERCISE - WARRANT
                     ------------------------------------

               (To be executed only upon exercise or conversion
                      of the Warrant in whole or in part)

To ARDIS Telecom & Technologies, Inc.

     The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder, ___________/1/ shares of Common Stock (as defined in such Warrant) and herewith makes payment therefor of $__________ as of the date written below. The undersigned requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to, _________________________________ whose address is ___________________________________________________________________.




Dated:
        ----------------------------


                                        ---------------------------------------
                                        (Name must conform to name of holder as
                                        specified on the face of the Warrant)



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                        Address of holder:

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Date of exercise:
                 --------------------



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/1/ Insert the number of shares of Common Stock as to which the accompanying Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the accompanying Warrant, to the holder surrendering the same.